Exhibit 3.123

THE REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS RE: ENSCO OFFSHORE INTERNATIONAL INC. REG. NO.: 6575 FILED: April 6, 2009 THIS IS TO CERTIFY that the within document is a true and correct copy of the ARTICLES OF AMENDMENT for the above named corporation, duly filed with the Registrar of Corporations effective on the date indicated above pursuant to the Marshall Islands Business Corporations Act. WITNESS my hand and the official seal of the Registry on September 4, 2020. ~~o.0.cc.OmJ Jessica Ruvalcaba Deputy Registrar

ARTICLES OF AMENDMENT OF ENSCO OFFSHORE INTERNATIONAL INC. NON RESIDENT REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on April 6, 2009 Deputy Registrar Reg. No. 6575

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
ENSCO OFFSHORE INTERNATIONAL INC.
UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

I, Dean A Kewish, Assistant Secretary of ENSCO Offshore International Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said corporation hereby certify:

1. The name of the Corporation is: ENSCO Offshore International Inc.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 24th day of October, 2001.

3. Articles of Amendment of the Articles of Incorporation were filed with the Registrar of Corporations as of the 20th day of September, 2002.

4. Section D of the Articles of Incorporation is hereby amended and restated as follows:

   "The aggregate number of shares of stock that the Corporation is authorized to issue is Four Thousand (4,000) registered shares without par value."

5. This amendment to the Articles of Incorporation was authorized by unanimous written consent of the holder of all outstanding shares of the Corporation entitled to vote.

IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 2nd day of April, 2009.

D.A. Kewish

Dean A. Kewish
Assistant Secretary

ACKNOWLEDGMENT

State of Texas
County of Dallas

On this 2nd day of April, 2009, before me personally came Dean A. Kewish known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that the execution thereof was his act and deed.

JAMES ELLIOTT ENGLISH JR.
NOTARY PUBLIC
STATE OF TEXAS
My Comm. Exp. 4-9-2010

Notary Public

U:\Office\ENSCO 104 Sale\Articles of Amendment Authorizing Additional Shares EOIC.doc